EXHIBIT 99.5

                            AKAMAI TECHNOLOGIES, INC.

                             SPEEDERA NETWORKS, INC.

                               UNAUDITED PRO FORMA
                     COMBINED CONDENSED FINANCIAL STATEMENTS

      On June 10, 2005, Akamai Technologies, Inc. (the "Company" or "Akamai") acquired privately held Speedera Networks, Inc. ("Speedera"). The Company acquired all of the outstanding common and preferred stock, including vested and unvested stock options, of Speedera in exchange for approximately 10.6 million shares of Akamai common stock and 1.7 million Akamai stock options. The aggregate purchase price, net of cash received, was approximately $143.2 million, which consisted of $122.1 million in shares of common stock, $18.4 million in fair value of the Company's stock options and transaction costs of $2.7 million, which primarily consisted of fees for financial advisory and legal services. The purchase price allocation is preliminary and a final determination of required purchase accounting adjustment will be made upon the completion of the Company's evaluation of the assets acquired and liabilities assumed.

      The unaudited combined condensed pro forma balance sheet as of March 31, 2005 is based on the individual balance sheets of Akamai and Speedera and prepared as if the acquisition of Speedera had occurred on March 31, 2005. The unaudited combined condensed pro forma statements of operations for the year ended December 31, 2004 and for the three months ended March 31, 2005, were prepared as if the acquisition of Speedera had occurred on January 1, 2004.

      The unaudited pro forma adjustments are based upon available information and assumptions that Akamai believes are reasonable. The unaudited pro forma combined condensed consolidated financial statements and related notes thereto should be read in conjunction with Akamai's historical consolidated financial statements as previously filed on Akamai's Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Securities and Exchange Commission (the "Commission") on March 16, 2005 and the Quarterly Report on Form 10-Q for the three months ended March 31, 2005, filed with the Commission on May 10, 2005. In addition, this unaudited combined condensed pro forma information should be read in conjunction with the historical condensed consolidated financial statements of Speedera included within this Amendment to Current Report on Form 8-K/A. The historical income statement of Speedera for the twelve months ended December 31, 2004 is based on combining the last six months of results of operation from Speedera's fiscal year ended June 30, 2004 with the first six months of results of operations from Speedera's fiscal year ended June 30, 2005.

      These unaudited combined condensed pro forma financial statements are prepared for informational purposes only and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition of Speedera been consummated as of January 1, 2004 for the unaudited combined condensed pro forma statements of operations and as of March 31, 2005 for the unaudited combined condensed pro forma balance sheets. The pro forma financial statements do not give effect to any cost savings or incremental costs that may result from the integration of Akamai and Speedera.

                            AKAMAI TECHNOLOGIES, INC.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                 MARCH 31, 2005
                                   (UNAUDITED)
                                 (in thousands)

                                                                                                                   AKAMAI
                                                                                             PRO FORMA            PRO FORMA
                                                           AKAMAI            SPEEDERA       ADJUSTMENTS           COMBINED
                                                         -----------         --------       -----------          -----------
ASSETS
Current assets:
      Cash and cash equivalents                          $    39,881         $  4,674       $         -          $    44,555
      Marketable securities                                   43,602                -                 -               43,602
      Restricted marketable securities                           932                -                 -                  932
      Accounts receivable, net                                34,285            4,848                 -               39,133
      Prepaid expenses and other current assets                6,337              559                 -                6,896
                                                         -----------         --------       -----------          -----------
             Total current assets                            125,037           10,081                 -              135,118
Property and equipment, net                                   31,007            4,792            (2,032)B             33,767
Marketable securities                                         29,884                -                 -               29,884
Restricted marketable securities                               3,722                -                 -                3,722
Goodwill                                                       4,937                -            92,766 C             97,703
Other intangible assets, net                                     179                -            43,200 D             43,379
Other assets                                                   6,844              166            (1,210)N              5,800
                                                         -----------         --------       -----------          -----------
             Total assets                                $   201,610         $ 15,039       $   132,724          $   349,373
                                                         ===========         ========       ===========          ===========

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current liabilities:
      Accounts payable                                   $    13,202         $  5,114       $         -          $    18,316
      Accrued expenses                                        32,903            1,920             6,585 F,O           41,408
      Deferred revenue                                         2,816              738              (161)E              3,393
      Current portion of obligations under capital
      leases and vendor financing                                 98              427                 -                  525
      Current portion of notes payable                             -              875              (875)I                  -
      Current portion of accrued restructuring                 1,380                -               813 F              2,193
                                                         -----------         --------       -----------          -----------
             Total current liabilities                        50,399            9,074             6,362               65,835
Accrued restructuring, net of current portion                  1,920                -               941 F              2,861
Other liabilities                                              3,180              583                 -                3,763
Notes payable, net of current portion                              -              778              (778)I                  -
1% convertible senior notes                                  200,000                -                 -              200,000
5 1/2% convertible subordinated notes
                                                              56,614                -                 -               56,614
                                                         -----------         --------       -----------          -----------
            Total liabilities                                312,113           10,435             6,525              329,073
Commitments, contingencies and guarantees
Mandatorily redeemable convertible preferred stock                 -           48,762           (48,762)A                  -
Stockholders' (deficit) equity:
      Common stock                                             1,274               39                67 A, M           1,380
      Additional paid-in capital                           3,453,220                -           140,433 M          3,593,653
      Deferred stock compensation                               (713)               -            (9,736)K            (10,449)
      Accumulated other comprehensive income                     869                2                (2)A                869
      Accumulated deficit                                 (3,565,153)         (44,199)           44,199 A         (3,565,153)
                                                         -----------         --------       -----------          -----------
             Total stockholders' (deficit) equity           (110,503)         (44,158)          174,961               20,300
                                                         -----------         --------       -----------          -----------
             Total liabilities and stockholders'
             (deficit ) equity                           $   201,610         $ 15,039       $   132,724          $   349,373
                                                         ===========         ========       ===========          ===========

See accompanying notes to the unaudited pro forma combined condensed financial statements.

                            AKAMAI TECHNOLOGIES, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2004
                                   (UNAUDITED)
                      (in thousands, except per share data)

                                                                                                                  AKAMAI
                                                                                           PRO FORMA            PRO FORMA
                                                             AKAMAI          SPEEDERA     ADJUSTMENTS            COMBINED
                                                            ---------        --------     -----------           ---------
Revenues:
      Services                                              $ 206,762        $ 27,508     $         -           $ 234,270
      Software and software-related                             3,253               -               -               3,253
                                                            ---------        --------     -----------           ---------
            Total revenues                                    210,015          27,508               -             237,523
                                                            ---------        --------     -----------           ---------
Cost and operating expenses:
      Cost of revenues                                         46,150           9,569            (466)J            55,253
      Research and development                                 12,132           1,197           1,292 L            14,621
      Sales and marketing                                      55,663           6,151             987 L            62,801
      General and administrative                               47,055           8,925           2,022 J, L, O      58,002
      Amortization of other intangible assets                      48               -           9,136 H             9,184
                                                            ---------        --------     -----------           ---------
            Total cost and operating expenses                 161,048          25,842          12,971             199,861
                                                            ---------        --------     -----------           ---------
Income (loss) from operations                                  48,967           1,666         (12,971)             37,662
   Interest income                                              2,158              55               -               2,213
   Interest expense                                           (10,213)           (204)            198 I           (10,219)
   Other income (expense), net                                  1,061              44               -               1,105
   (Loss) gain on investments, net                                (69)              -               -                 (69)
   Loss on early extinguishment of debt                        (6,768)              -               -              (6,768)
                                                            ---------        --------     -----------           ---------
Income (loss) before provision for income taxes                35,136           1,561         (12,773)             23,924
   Provision for income taxes                                     772              78            (335)G               515
                                                            ---------        --------     -----------           ---------
            Net income (loss)                               $  34,364        $  1,483     $   (12,438)          $  23,409
                                                            =========        ========     ===========           =========

Net income (loss) per common and potential common share:
      Basic                                                 $    0.28                                           $    0.17
      Diluted                                               $    0.25                                           $    0.16
Shares used in per share calculations:
      Basic                                                   124,407                                             135,047
      Diluted                                                 146,595                                             145,524

See accompanying notes to the unaudited pro forma combined condensed financial statements.

                            AKAMAI TECHNOLOGIES, INC.

              PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE THREE MONTHS ENDED MARCH 31, 2005
                                   (UNAUDITED)
                      (in thousands, except per share data)

                                                                                                                  AKAMAI
                                                                                           PRO FORMA             PRO FORMA
                                                             AKAMAI          SPEEDERA     ADJUSTMENTS            COMBINED
                                                            ---------        --------     -----------            ---------
Revenues:
      Services                                              $  59,579        $ 10,163     $         -            $  69,742
      Software and software-related                               517               -               -                  517
                                                            ---------        --------     -----------            ---------
            Total revenues                                     60,096          10,163               -               70,259
                                                            ---------        --------     -----------            ---------
Cost and operating expenses:
      Cost of revenues                                         11,524           3,977            (361)J             15,140
      Research and development                                  3,629             429             213 L              4,271
      Sales and marketing                                      16,745           2,182             211 L             19,138
      General and administrative                               11,839           3,555             389 J, L, O       15,783
      Amortization of other intangible assets                      12               -           1,931 H              1,943
                                                            ---------        --------     -----------            ---------
            Total cost and operating expenses                  43,749          10,143           2,383               56,275
                                                            ---------        --------     -----------            ---------
Income (loss) from operations                                  16,347              20          (2,383)              13,984
   Interest income                                                598              12               -                  610
   Interest expense                                            (1,611)            (44)             37 I             (1,618)
   Other income (expense), net                                   (726)             13               -                 (713)
   (Loss) gain on investments, net                                  -               -               -                    -
                                                            ---------        --------     -----------            ---------
Income (loss) before provision for income taxes                14,608               1          (2,346)              12,263
   Provision for income taxes                                     529               -             (60)G                469
                                                            ---------        --------     -----------            ---------
            Net income (loss)                               $  14,079        $      1     $    (2,286)           $  11,794
                                                            =========        ========     ===========            =========

Net income (loss) per common and potential common share:
      Basic                                                 $    0.11                                            $    0.09
      Diluted                                               $    0.10                                            $    0.08
Shares used in per share calculations:
      Basic                                                   127,051                                              137,691
      Diluted                                                 147,282                                              159,095

See accompanying notes to the unaudited pro forma combined condensed financial statements.

NOTE 1 - BASIS OF PRESENTATION

      The unaudited pro forma combined condensed statements of operations for the year ended December 31, 2004 and for the three months ended March 31, 2005 give effect to the acquisition of Speedera by Akamai as if the acquisition had occurred on January 1, 2004. The unaudited pro forma combined condensed balance sheet as of March 31, 2005 gives effect to the above-mentioned acquisition as if it had occurred on March 31, 2005.

      The unaudited combined condensed pro forma financial information has been prepared on the same basis as Akamai's audited financial statements. The acquisition was accounted for using the purchase method of accounting and, accordingly, the respective assets acquired and liabilities assumed have been recorded at their fair value and consolidated into the net assets of Akamai.

      A summary of the preliminary purchase price allocation for the acquisition as if the purchase had occurred on March 31, 2005 is as follows (in thousands):

                                                                   AS OF MARCH 31,
                                                                        2005
                                                                   ---------------
Total consideration:
       Common stock issued                                                 122,126
       Fair value of stock options                                          18,413
       Transaction costs accrued                                             1,434
       Transaction costs paid                                                1,210
                                                                   ---------------
             Total purchase consideration                          $       143,183
                                                                   ===============

Allocation of the purchase consideration:
       Current assets, including cash of $4,674                             10,081
       Fixed assets                                                          2,760
       Long-term assets                                                        166
       Identifiable intangible assets                                       43,200
       Goodwill                                                             92,766
                                                                   ---------------
             Total assets acquired                                         148,973
       Fair value of liabilities assumed, including deferred
          revenue of $577                                                  (15,526)
       Deferred compensation                                                 9,736
                                                                   ---------------
                                                                   $       143,183
                                                                   ===============

      Based upon the purchase price allocation, the total purchase price exceeded the net assets acquired and liabilities assumed when adjusted to fair market value and resulted in goodwill in the pro forma combined condensed financial information of approximately $92.8 million. The identified intangible assets acquired, including completed technologies, customer relationships and non-compete agreements were assigned fair values based upon an appraisal and totaled $43.2 million in aggregate.

NOTE 2 - PRO FORMA ADJUSTMENTS

      Adjustments have been made to the unaudited pro forma combined financial information to reflect the following:

(A)   The elimination of the historic stockholders' deficit of Speedera.

(B) The fixed assets were recorded at estimated fair market value of $2.8 million.

(C) Record goodwill of $92.8 million for excess of the purchase price over the preliminary fair values of the assets acquired less the liabilities assumed.

(D) Record the preliminary estimate of fair value for intangible assets determined at the time of acquisition of $43.2 million. The following are identified intangible assets acquired and the respective estimated useful lives over which the assets will be amortized:

                                                           AMORTIZATION
                                       AMOUNT                 PERIOD
                                   --------------          ------------
                                   (In thousands)           (In years)

Completed technologies             $        1,000              1-4
Customer relationships                     40,900               8
Non-compete agreements                      1,300               3
                                   --------------
Total                              $       43,200
                                   ==============

        The completed technologies and the non-compete agreements will be amortized on a straight-line basis over their expected useful lives. The customer relationships will be amortized at the ratio that current revenues generated from those customer relationships bear to the total estimated revenues to be generated from those relationships from the date of acquisition. Annual amortization expense from the customer relationships is expected to be $5.4 million for the remainder of 2005 and $6.6 million, $5.2 million, $4.5 million, $3.7 million and $3.1 million for each of the next five fiscal years, respectively.

(E)   Represents adjustment of deferred revenue to fair market value.

(F) Reflects accruals for Akamai's direct costs of the acquisition of $1.4 million, $1.7 million of accrued restructuring liabilities consisting of employee severance and outplacement costs and $3.8 million of Speedera's transaction costs due at the acquisition date.

(G) Record income taxes based on statutory rates applied to the net effect of changes in the results of operations.

(H) Represents the amortization expense related to identified intangible assets acquired.

(I) Represents elimination of Speedera's notes payable outstanding of $1.7 million and reduction in related interest expense during the pro forma periods presented that was repaid at the time of acquisition, which is directly attributable to the business combination.

(J) Record depreciation expense for acquired fixed assets based on the estimate of fair values determined at the time of acquisition. Depreciation expense is calculated on straight-line basis over estimated useful lives of 12 to 48 months. As a result of recording Speedera's fixed assets at estimated fair market value, the depreciation expense included in the pro forma adjustments column was reduced for the periods presented in the pro forma statements of operations.


(K) Record deferred compensation of $9.7 million related to the intrinsic value allocated to the unvested options issued in the acquisition that had yet to be earned as of the acquisition date.

(L) Record deferred compensation expense related to options issued in the acquisition which had been earned over the periods presented in the statement of operations included in the unaudited pro forma combined condensed financial statements.

(M) Record the issuance of 10.6 million shares of Akamai common stock of $122.1 million and $18.4 million in fair value of 1.7 million of exchanged stock options.

(N) Reclassification of $1.2 million of Akamai transaction costs paid as of March 31, 2005 from other long-term assets to the total purchase consideration.

(O) Record non-income tax expense, including property taxes and sales taxes, to conform with Akamai's policy on non-income tax reserves and accruals.

NOTE 3 - NET INCOME PER SHARE

      Pro forma basic net income per share is computed using the weighted average number of common shares outstanding during the applicable quarter and assumes that common shares for the business combination were issued at the beginning of the period presented. Pro forma diluted net income per share is computed using the weighted average number of common shares outstanding during the quarter, assuming the common shares for the business combination were issued at the beginning of the periods presented, plus the dilutive effect of potential common stock. Potential common stock consists of stock options, deferred stock units, warrants, unvested restricted common stock and convertible notes.

      The following table sets forth the components used in the computation of pro forma basic and diluted net income per common share (in thousands, except per share data):

                                                                       FOR THE THREE MONTHS        FOR THE YEAR
                                                                          ENDED MARCH 31,       ENDED DECEMBER 31,
                                                                               2005                    2004
                                                                       --------------------     ------------------
Numerator:
    Pro forma net income                                               $             11,794     $           23,409
    Add back of interest expense on 1% convertible senior notes                         710                      -
                                                                       --------------------     ------------------
Numerator for pro forma diluted net income                             $             12,504     $           23,409
                                                                       --------------------     ------------------
Denominator:
    Denominator for basic net income per common share                               127,051                124,407
    Pro forma shares issued for the business combination                             10,640                 10,640
                                                                       --------------------     ------------------
    Denominator for pro forma basic net income per common share                     137,691                135,047
                                                                       --------------------     ------------------
         Effect of dilutive securities:
              Stock options                                                           8,327                 10,356
              Warrants                                                                    -                     12
              Restricted common stock and deferred stock units                          132                    109
              1% convertible senior notes                                            12,945                      -
                                                                       --------------------     ------------------

Denominator for pro forma diluted net income per common share                       159,095                145,524
                                                                       --------------------     ------------------

               Pro forma basic net income per common share             $               0.09     $             0.17
               Pro forma diluted net income per common share           $               0.08     $             0.16

     For the year ended December 31, 2004, the Company's 1% convertible senior notes are antidilutive under the sequential calculation of diluted share count in accordance with Statement of Financial Accounting Standards No. 128, "Earnings per Share."